UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 28, 2009 (April 22, 2009)

EQT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

1-3551	25-0464690
(Commission File Number)	(IRS Employer Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 553-5700

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2009, the shareholders of EQT Corporation (the “Company”) approved the EQT Corporation 2009 Long-Term Incentive Plan (the “Plan”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The Plan is designed to assist the Company in attracting, retaining and motivating employees and non-employee directors of outstanding ability and to align their interests with those of the shareholders of the Company.

Awards under the Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, restricted performance shares, performance awards, dividend equivalents and other stock and cash-based awards.  In the case of awards to employees, the Plan is administered by the Compensation Committee of the Board of Directors and in the case of awards to non-employee directors, the Plan is administered by the Board.  Eligible participants include active employees of the Company or any of its affiliates and non-employee directors of the Company or any of its affiliates.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	EQT Corporation 2009 Long-Term Incentive Plan
10.2	Form of Participant Award Agreement (Restricted Stock) under 2009 EQT Corporation Long-Term Incentive Plan
10.3	Form of Participant Award Agreement (Stock Option) under 2009 EQT Corporation Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT Corporation
(Registrant)

	By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and
Chief Financial Officer

Date: April 28, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	EQT Corporation 2009 Long-Term Incentive Plan
10.2	Form of Participant Award Agreement (Restricted Stock) under 2009 EQT Corporation Long-Term Incentive Plan
10.3	Form of Participant Award Agreement (Stock Option) under 2009 EQT Corporation Long-Term Incentive Plan